UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2010, Floridian Financial Group, Inc. (the “Company”) appointed Michael V. Kearney, 49, Executive Vice President. Also on January 4, 2010, the Company’s current Chief Financial Officer, John D. Waters, 63, announced his retirement from the Company effective on April 30, 2010. A planned succession is intended to take place with Mr. Kearney assuming Mr. Waters’ Chief Financial Officer responsibilities and becoming the Company’s Chief Financial Officer upon Mr. Waters’ retirement. The Company’s Board of Directors (“Board”) expects to appoint Mr. Waters to the Board effective April 30, 2010.

Prior to his appointment as Executive Vice President of the Company, Mr. Kearney, a Certified Public Accountant, served as Chief Financial Officer of Heritage Bank of North Florida, based in Jacksonville, Florida since December 2006. From 1988 until November 2006, Mr. Kearney was employed by Sun Trust Banks, Inc. in various accounting and finance related positions, including Director of Financial Reporting from 1998 until May 2005 and Director of Accounting Control and Accounting Risk Management from May 2005 until November 2006. Mr. Kearney is an honors graduate of the Graduate School of Banking, University of Wisconsin as well as a graduate of Illinois State University with a Bachelor of Science in Accounting.

Mr. Kearney was not selected pursuant to any arrangement or understanding between him and any other person. Other than his employment relationship, Mr. Kearney does not have a direct or indirect material interest in any transaction to which the Company is a party. Mr. Kearney does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

In connection with the Company’s appointment of Mr. Kearney as Executive Vice President, the Company entered into an employment agreement with Mr. Kearney, dated December 18, 2009 (the “Employment Agreement”), a copy of which is attached as Exhibit 10.1. Pursuant to the Employment Agreement, Mr. Kearney will be employed for a three year term at a minimum base salary of $140,016 (subject to adjustment by the Board) plus additional compensation in the form of bonuses as authorized by the Board from time to time. Further, Mr. Kearney will be entitled to participate in the Company’s benefit programs generally made available to employees of the Company. Mr. Kearney will receive a temporary living allowance of $1,500 each calendar month for up to one year while he transitions his residence to Lake Mary, Florida as well as a one-time payment of $23,000 for relocation assistance. Finally, Mr. Kearney received a grant of 15,000 stock options, vesting in five equal annual installments beginning on December 31, 2010, at an exercise price of $12.50 per share.

Additionally, under the terms of the Employment Agreement, Mr. Kearney has agreed not to compete with the Company during the 12-month period following his termination of employment with the Company for any reason (other than a change of control or nonrenewal of the Employment Agreement).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date: January 7, 2010	By:	/s/ John Waters
John Waters,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated December 18, 2009